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                                   PROMISSORY NOTE

$105,309.00                                                   December 1, 1992
                                                        Minneapolis, Minnesota

    FOR VALUE RECEIVED, the undersigned, Yale T. Dolginow, a Minnesota resident ("Maker"), promises to pay to the order of LSG Corporation, a Minnesota corporation ("Payee"), at 11479 Valley View Road, Eden Prairie, Minnesota 55344, the principal sum of One Hundred Five Thousand Three Hundred Nine and No/100 Dollars ($105,309.00) with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of six percent (6%) per annum. This Note shall be payable in five (5) equal annual installments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) each (the "Installments"), commencing December 1, 1993.

    Maker may make prepayments on the principal indebtedness due under this Note at any time without penalty. All Installments and prepayments shall be first applied against accrued and unpaid interest, and then against unpaid principal. Partial prepayments shall not extend or postpone the due date hereof unless Payee shall otherwise agree in writing.

    Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder shall exceed the maximum legal rate under applicable law, and in the event any such rate is found to exceed the maximum legal rate, the undersigned shall be required to pay only such maximum legal rate.

    No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

    Maker hereby waives presentment, protest, demand and notice of dishonor, and agrees that, without affecting the liability of Maker, the Payee may without notice, renew or extend the time for repayment, accept partial payments, or agree to forego suit against any party liable on this Note.

    The remedies of Payee, as provided herein, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Payee and may be exercised as often as the occasion therefor shall arise.

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    This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

    If any portion of this Note is for any reason held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    Time is of the essence in this Note and each and every term and provision hereof.

    Maker acknowledges receipt of an exact duplicate of this Note.

    Executed effective the 1st day of December, 1992.

                                  MAKER

                                                    COPY
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                                  YALE T. DOLGINOW

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